Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	October 22, 2015		574-235-2000

Third Quarter Earnings Steady at 1st Source Corporation,
Cash Dividend Declared

South Bend, IN - 1st Source Corporation (NASDAQ:SRCE), parent company of 1st Source Bank, today reported net income of $13.93 million for the third quarter of 2015, down $1.02 million or 6.82% from the $14.95 million earned in the third quarter of 2014. Year to date, net income was $43.07 million, stable compared to the first nine months of last year. The single largest factor in the difference between 2015 and 2014 was a one-time income tax benefit of $1.18 million in the third quarter of 2014. Diluted net income per common share for the third quarter amounted to $0.53, down 5.36% compared to the $0.56 in the third quarter of 2014. Diluted net income per common share for the first three quarters of 2015 was $1.63, an increase of 1.24% compared to the $1.61 earned a year earlier. (All share and per share information has been adjusted for a 10% stock dividend declared on July 22, 2015 and issued on August 14, 2015, unless otherwise noted.)
At its October 2015 meeting, the Board of Directors approved a cash dividend of $0.18 per common share. The cash dividend is payable to shareholders of record on November 3, 2015 and will be paid on November 13, 2015.
"Overall it was a steady quarter for 1st Source as we continued to see pressure on our earnings due to the ongoing low interest rate environment, the impact from our investments in future growth and increases in health care costs," said Christopher J. Murphy, III, Chairman. "Despite these challenges, at the close of the quarter we had strong loan growth and we have continued to add new clients and grow deposits. We remain focused on the long-term by investing in our banking centers, information technology and our people, while delivering on our mission of helping our clients achieve security, build wealth and realize their dreams."
"Earlier this month The MSR Group, a top research firm specializing in customer experience in retail banking, identified 1st Source as offering the best customer experience in its banking centers in the Midwest. To award this recognition they interviewed thousands of customers of their clients and of the top 50 banks in the country. We are very proud that this award confirms our commitment shared and practiced by all of our colleagues to deliver outstanding client service. We also celebrated the grand opening of new banking centers in New Haven, Indiana and Portage, Michigan, and we broke ground on a new banking center in Valparaiso, Indiana. Additionally, we rolled out new products like Apple Pay® and Popmoney® giving clients more flexibility in how they make purchases and pay other people," Mr. Murphy concluded.
The net interest margin was down slightly to 3.57% for the third quarter of 2015 versus 3.58% for the same period in 2014. The net interest margin was 3.60% for the nine months ended September 30, 2015, versus 3.59% for the same period in 2014. Tax-equivalent net interest income was $42.63 million for the third quarter of 2015, compared to the $41.17 million for 2014’s third quarter. For the first nine months of 2015, tax equivalent net interest income was $124.55 million, compared to $120.88 million for the first nine months of 2014.
The reserve for loan and lease losses as of September 30, 2015 was 2.22% of total loans and leases compared to 2.39% at September 30, 2014. Net recoveries of $0.04 million were recorded for the third quarter of 2015 compared with net charge-offs of $2.58 million in the same quarter a year ago. Year to date, net recoveries of $0.39 million have been recorded in 2015, compared to net charge-offs of $0.66 million for the first nine months of 2014. The provision for loan and lease losses was $0.99 million for the third quarter of 2015, compared with $1.21 million for the same period in 2014. For the first nine months of 2015, the provision for loan and lease losses was $2.16 million compared with $4.55 million for the first nine months of 2014. The ratio of nonperforming assets to net loans and leases improved to 0.66% as of September 30, 2015, compared to 0.94% on September 30, 2014.
Total assets at the end of the third quarter of 2015 were $5.11 billion, up 5.91% from the $4.82 billion a year ago. Total loans and leases were $3.96 billion, up 8.24% from September 30, 2014. Total deposits were $4.02 billion, up 4.78% from the comparable figure at September 30, 2014. As of September 30, 2015, the common equity-to-assets ratio was 12.52%, compared to 12.51% a year ago and the tangible common equity-to-tangible assets ratio was 11.04% compared to 10.93% a year earlier.
Noninterest income for the third quarter of 2015 was $21.13 million, an increase of 8.97% from the same period in 2014. For the first nine months of 2015, noninterest income was $62.41 million, up 7.59% compared to 2014. Noninterest income increased primarily as a result of higher equipment rental income.
Noninterest expense was $41.07 million for the third quarter of 2015, up 9.07% from the third quarter of 2014. For the nine months ended September 30, 2015, noninterest expense was $117.37 million, up 8.63% compared with $108.05 million for the same period in 2014. Noninterest expense increased primarily as a result of higher salary and employee benefits expense, depreciation on leased equipment and other expenses. Salaries expense increased due to more full-time equivalent employees related to the opening of three new banking centers in 2014, two new banking centers in 2015 and temporary summer staffing. Employee benefits expense was up as a result of higher group insurance claims experience in 2015. Depreciation on leased equipment was higher as a result of an increase in the average equipment rental portfolio. Other expenses increased mainly due to higher residential mortgage foreclosure expenses, employment and relocation expenses, write-downs on fixed assets and increased debit card losses.
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 82 community banking centers in 17 counties, 8 trust and wealth management locations, 10 1st Source Insurance offices, as well as 22 specialty finance locations nationwide.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2015 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
END OF PERIOD BALANCES
Assets			$5,105,584	$4,820,793
Loans and leases			3,955,550	3,654,421
Deposits			4,019,156	3,835,972
Reserve for loan and lease losses			87,616	87,400
Intangible assets			84,822	85,583
Common shareholders’ equity			639,221	603,033

AVERAGE BALANCES
Assets	$5,061,350	$4,856,167	$4,946,899	$4,795,794
Earning assets	4,733,336	4,562,720	4,627,111	4,505,944
Investments	781,971	808,591	787,343	825,230
Loans and leases	3,910,981	3,700,708	3,795,929	3,635,938
Deposits	3,995,795	3,830,243	3,913,931	3,755,334
Interest bearing liabilities	3,489,505	3,427,965	3,435,444	3,407,210
Common shareholders’ equity	638,965	601,444	631,611	598,499

INCOME STATEMENT DATA
Net interest income	$42,209	$40,710	$123,310	$119,490
Net interest income - FTE	42,625	41,174	124,551	120,883
Provision for loan and lease losses	992	1,206	2,160	4,553
Noninterest income	21,132	19,392	62,414	58,011
Noninterest expense	41,068	37,653	117,370	108,049
Net income	13,928	14,947	43,069	43,073

PER SHARE DATA*
Basic net income per common share	$0.53	$0.56	$1.63	$1.61
Diluted net income per common share	0.53	0.56	1.63	1.61
Common cash dividends declared	0.164	0.164	0.491	0.482
Book value per common share	24.51	22.97	24.51	22.97
Tangible book value per common share	21.26	19.71	21.26	19.71
Market value - High	32.37	29.02	32.37	30.19
Market value - Low	28.06	25.27	26.95	25.05
Basic weighted average common shares outstanding	26,164,646	26,262,864	26,211,630	26,497,500
Diluted weighted average common shares outstanding	26,164,646	26,262,864	26,211,630	26,497,500

KEY RATIOS
Return on average assets	1.09%	1.22%	1.16%	1.20%
Return on average common shareholders’ equity	8.65	9.86	9.12	9.62
Average common shareholders’ equity to average assets	12.62	12.39	12.77	12.48
End of period tangible common equity to tangible assets	11.04	10.93	11.04	10.93
Risk-based capital - Common Equity Tier 1	12.48	N/A	12.48	N/A
Risk-based capital - Tier 1	13.77	14.49	13.77	14.49
Risk-based capital - Total	15.08	15.80	15.08	15.80
Net interest margin	3.57	3.58	3.60	3.59
Efficiency: expense to revenue	61.98	60.72	60.57	58.26
Net charge offs (recoveries) to average loans and leases	—	0.28	(0.01)	0.02
Loan and lease loss reserve to loans and leases	2.22	2.39	2.22	2.39
Nonperforming assets to loans and leases	0.66	0.94	0.66	0.94

ASSET QUALITY
Loans and leases past due 90 days or more			$411	$750
Nonaccrual loans and leases			18,985	26,524
Other real estate			232	1,433
Former bank premises held for sale			515	801
Repossessions			6,602	5,421
Equipment owned under operating leases			146	15
Total nonperforming assets			$26,891	$34,944

*Share and per share figures have been adjusted for 10% stock dividend declared July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30, 2015	September 30, 2014
ASSETS
Cash and due from banks	$61,124	$54,542
Federal funds sold and interest bearing deposits with other banks	3,065	27,169
Investment securities available-for-sale (amortized cost of $769,053 and $799,862 at September 30, 2015 and 2014, respectively)	784,585	813,704
Other investments	21,728	23,017
Trading account securities	—	196
Mortgages held for sale	9,187	13,070

Loans and leases, net of unearned discount:
Commercial and agricultural	750,780	696,209
Auto and light truck	423,147	422,742
Medium and heavy duty truck	264,784	249,014
Aircraft financing	794,129	700,794
Construction equipment financing	450,112	375,069
Commercial real estate	658,589	615,420
Residential real estate	463,824	451,508
Consumer	150,185	143,665
Total loans and leases	3,955,550	3,654,421
Reserve for loan and lease losses	(87,616)	(87,400)
Net loans and leases	3,867,934	3,567,021

Equipment owned under operating leases, net	95,785	66,013
Net premises and equipment	51,252	47,350
Goodwill and intangible assets	84,822	85,583
Accrued income and other assets	126,102	123,128

Total assets	$5,105,584	$4,820,793

LIABILITIES
Deposits:
Noninterest bearing	$914,152	$818,679
Interest bearing	3,105,004	3,017,293
Total deposits	4,019,156	3,835,972

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	139,414	106,769
Other short-term borrowings	144,096	109,953
Total short-term borrowings	283,510	216,722
Long-term debt and mandatorily redeemable securities	57,577	56,171
Subordinated notes	58,764	58,764
Accrued expenses and other liabilities	47,356	50,131
Total liabilities	4,466,363	4,217,760

SHAREHOLDERS’ EQUITY
Preferred stock; no par value	—	—
Common stock; no par value	436,538	346,535
Retained earnings	242,102	291,569
Cost of common stock in treasury	(49,120)	(43,716)
Accumulated other comprehensive income	9,701	8,645
Total shareholders’ equity	639,221	603,033

Total liabilities and shareholders’ equity	$5,105,584	$4,820,793

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Interest income:
Loans and leases	$42,560	$41,118	$124,747	$120,434
Investment securities, taxable	3,277	2,962	8,929	9,708
Investment securities, tax-exempt	738	831	2,261	2,466
Other	246	241	730	750
Total interest income	46,821	45,152	136,667	133,358

Interest expense:
Deposits	2,874	2,765	8,271	8,730
Short-term borrowings	147	134	381	440
Subordinated notes	1,055	1,055	3,165	3,165
Long-term debt and mandatorily redeemable securities	536	488	1,540	1,533
Total interest expense	4,612	4,442	13,357	13,868

Net interest income	42,209	40,710	123,310	119,490
Provision for loan and lease losses	992	1,206	2,160	4,553
Net interest income after provision for loan and lease losses	41,217	39,504	121,150	114,937

Noninterest income:
Trust fees	4,634	4,499	14,438	13,930
Service charges on deposit accounts	2,413	2,225	6,977	6,498
Debit card income	2,583	2,382	7,610	7,077
Mortgage banking income	969	1,446	3,459	3,961
Insurance commissions	1,460	1,317	4,147	4,168
Equipment rental income	5,881	4,361	16,302	12,541
Gains on investment securities available-for-sale	—	—	4	963
Other income	3,192	3,162	9,477	8,873
Total noninterest income	21,132	19,392	62,414	58,011

Noninterest expense:
Salaries and employee benefits	21,835	20,790	63,554	59,099
Net occupancy expense	2,496	2,252	7,302	6,924
Furniture and equipment expense	4,604	4,415	13,471	13,065
Depreciation - leased equipment	4,858	3,571	13,342	10,110
Professional fees	1,237	1,158	3,215	3,348
Supplies and communication	1,307	1,424	4,122	4,153
FDIC and other insurance	848	856	2,544	2,570
Business development and marketing expense	1,244	1,218	3,507	3,801
Loan and lease collection and repossession expense	416	652	485	140
Other expense	2,223	1,317	5,828	4,839
Total noninterest expense	41,068	37,653	117,370	108,049

Income before income taxes	21,281	21,243	66,194	64,899
Income tax expense	7,353	6,296	23,125	21,826

Net income	$13,928	$14,947	$43,069	$43,073

The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com